Exhibit 5.1
                    Law Office of Reed & Reed, P.C.
                            Attorneys at Law
                                Suite 330
                            1919 14th Street
                        Boulder, Colorado  80302
                        Telephone (303) 413-0691
                       Telecopier (303) 413-0645

December 10, 1999

Earth Sciences, Inc.
910 12th Street
Golden, Colorado  80401


Gentlemen:

	In connection with the Registration Statement on Form S-8 being filed by the Earth Sciences, Inc. (the "Company") with the Securities and
Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 1,469,864 shares of the Company's Common Stock, $.01 par value, to be offered under the Company's 1999 Stock Compensation Plan
#3 (the "Plan"), we are of the opinion that:

	1.	The Company is a corporation duly organized and validly existing under the laws of the State of Colorado.

	2.	All necessary corporate action has been taken to authorize the establishment of the Plan and the issuance of 1,469,864 shares of the Company's Common Stock under the Plan: and

	3.	The shares of the Company's Common Stock, when issued in
accordance with the Plan, will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

	We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement referred to above.

					Very truly yours,

   		/s/ Scott Reed
					Law Office of Reed & Reed, P.C.


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